Exhibit 99.1

SB Financial Group Announces Fourth Quarter and  Full Year 2023 Results

DEFIANCE, OH, January 25, 2024 -- SB Financial Group, Inc. (NASDAQ: SBFG) (“SB Financial” or the “Company”), a diversified financial services company providing full-service community banking, mortgage banking, wealth management, private client and title insurance services today reported earnings for the fourth quarter and twelve months ended December 31, 2023.

Fourth Quarter 2023 Highlights Over the Fourth Quarter Prior Year Include:

●	Net income of $3.9 million increased by 9.9 percent compared to the prior year with diluted Earnings Per Share (“EPS”) of $0.57 and increased 44.5 percent compared to the linked quarter.

●	Interest income of $15.1 million increased by 16.9 percent from the prior year.

●	Loan growth of $38.1 million, or 4.0 percent from the prior year quarter, marks the eighth consecutive quarter of expanding loans.

●	Strong asset quality with nonperforming assets decreasing to 25 basis points of total assets, a marked improvement from 33 basis points in the same quarter of the previous year. Delinquency levels for loans 30 days or more past due ended the year at 15 basis points of total loans.

Twelve Months Ended December 31, 2023 Highlights Over the Prior Year Include:

●	Net income decreased slightly to $12.1 million, a 3.4 percent drop from the prior year’s $12.5 million, and diluted EPS was $1.75, down 1.13 percent from $1.77. Adjusted EPS were up by $0.12 per share or 7.4 percent.

●	Deposits decreased by $16.5 million, or 1.5 percent to $1.07 billion.

●	Mortgage origination volume was $215.5 million for the trailing twelve months, with a servicing portfolio of $1.37 billion.

Earnings Highlights	Three Months Ended			Twelve Months Ended
($ in thousands, except per share & ratios)	Dec. 2023	Dec. 2022	% Change	Dec. 2023	Dec. 2022	% Change
Operating revenue	$15,115	$14,613	3.4%	$56,994	$57,630	-1.1%
Interest income	15,126	12,937	16.9%	58,152	44,569	30.5%
Interest expense	5,542	2,037	172.1%	18,879	5,170	265.2%
Net interest income	9,584	10,900	-12.1%	39,273	39,399	-0.3%
Provision for credit losses	(74)	-	0.0%	315	-	0.0%
Noninterest income	5,531	3,713	49.0%	17,721	18,231	-2.8%
Noninterest expense	10,369	10,269	1.0%	41,962	42,314	-0.8%
Net income	3,883	3,533	9.9%	12,095	12,521	-3.4%
Earnings per diluted share	0.57	0.50	14.0%	1.75	1.77	-1.1%
Return on average assets	1.17%	1.08%	8.3%	0.91%	0.95%	-4.2%
Return on average equity	13.23%	12.17%	8.7%	10.22%	9.86%	3.7%

“We demonstrated our resilience and operational strength throughout the fourth quarter of 2023,” stated Mark A. Klein, Chairman, President, and CEO. “In doing so, we achieved a 9.9 percent increase in net income over the prior year, underpinned by robust growth in our loan portfolio, which eclipsed the $1 billion mark for the first time in our history. This marks our eighth successive quarter of loan expansion, underscoring our commitment to disciplined and consistent growth in our loan portfolio. While we navigate the economic headwinds, these milestones underscore our capability to adapt and broaden our revenue base. Looking to the future, we remain dedicated to reinforcing our solid financial foundation and delivering outstanding value to our clients and shareholders.”

RESULTS OF OPERATIONS

Consolidated Revenue

Total operating revenue, which includes both net interest income and noninterest income, showed a notable increase of 10.3 percent compared to the linked quarter and a 3.4 percent increase over the same quarter last year. Specifically, net interest income rose by 0.5 percent from the linked quarter, although it decreased by 12.1 percent from the year-ago quarter. The net interest margin saw a slight increase of 2 basis points from the linked quarter but experienced a decrease of 50 basis points when compared to the prior-year quarter. These changes in net interest income and margin primarily resulted from higher costs associated with deposits and funding.

In terms of noninterest income, we observed significant growth, increasing by 32.9 percent from the linked quarter and by 49.0 percent from the prior year quarter, largely due to our opportunistic decision to sell equity securities, resulting in a $1.5 million gain. Mortgage servicing revenue and gain on sale from residential loans were stable in the quarter compared to the prior year with SBA gains of $177 thousand. Conversely, income from wealth management and customer service fees, along with title insurance revenue, showed a decrease compared to the figures from the previous year’s corresponding quarter.

Mortgage Loan Business

Mortgage loan originations for the fourth quarter of 2023 stood at $39.6 million, a decrease of $11.7 million, or 22.8 percent, from the year-ago quarter. This decline reflects the cooling housing market, which aligns with broader economic trends. However, it’s noteworthy that the total sales of originated loans reached $33.4 million, marking an increase of $9.8 million, or 41.4 percent from the prior year quarter. This increase underscores an effective sales strategy in the purchase market and indicates our commitment to emphasizing our traditional model of generation and sale.

For the full year of 2023, SB Financial reported mortgage originations totaling $215.5 million. Our originations reflected the changes in the market, with new purchase/construction lending constituting 92 percent of the business, up from 80 percent for all of 2022.

Net mortgage banking revenue for the quarter was $1.3 million, reflecting a steady performance with a marginal increase from the $1.2 million reported in the fourth quarter of 2022. Mortgage servicing operations demonstrated commendable stability, with a valuation adjustment resulting in a positive valuation adjustment of $12 thousand in the fourth quarter of 2023, a significant improvement from the $0.1 million decrease experienced in the same quarter of the prior year. The year 2023 concluded with a favorable adjustment, recapturing $0.1 million in servicing rights, in stark contrast to the previous year’s $1.3 million impairment of these rights. The mortgage servicing portfolio experienced growth, closing at $1.37 billion as of December 31, 2023, an increase of $14.7 million, or 1.1 percent from the prior year.

“In a year marked by fluctuating interest rates and heightened market sensitivity, our mortgage loan business has showcased remarkable resilience,” said Mr. Klein. “The increase in total sales of originated loans by over 40 percent compared to the same period last year, when originations faced significant headwinds, speaks to the agility, expertise and presence of our team. The steady net mortgage banking revenue and the growth of our servicing portfolio affirm our strategic focus and our dedication to delivering exceptional service and value to our clients.”

Mortgage Banking						Prior Year
($ in thousands)	Dec. 2023	Sep. 2023	Jun. 2023	Mar. 2023	Dec. 2022	Growth
Mortgage originations	$39,566	$61,200	$65,387	$49,366	$51,219	$(11,653)
Mortgage sales	33,362	54,085	47,933	25,803	23,590	9,772
Mortgage servicing portfolio	1,366,667	1,367,209	1,353,904	1,344,158	1,352,016	14,651
Mortgage servicing rights	13,906	13,893	13,723	13,548	13,503	403

Revenue
Loan servicing fees	855	850	844	844	851	4
OMSR amortization	(282)	(334)	(334)	(292)	(310)	28
Net administrative fees	573	516	510	552	541	32
OMSR valuation adjustment	(12)	(78)	(16)	56	86	(98)
Net loan servicing fees	561	438	494	608	627	(66)
Gain on sale of mortgages	747	1,207	1,056	599	550	197
Mortgage banking revenue, net	$1,308	$1,645	$1,550	$1,207	$1,177	$131

Noninterest Income and Noninterest Expense

Noninterest income for the quarter increased from the prior year quarter by 49.0 percent and increased by 32.9 percent from the linked quarter, reflective of the equity sale discussed earlier. Gain-on-sale yields on mortgage loans increased $0.2 million, or 35.8 percent from the prior year. Similarly, gain-on-sale yields of non-mortgage loans also saw a notable increase from both the prior year and the linked quarter, primarily driven by favorable market conditions and our focused efforts to capitalize on emerging lending opportunities.

For the fourth quarter of 2023, SB Financial reported a noninterest expense of $10.4 million, reflecting a slight increase from the prior year but a decrease from the linked quarter. The increase over the prior year was the direct result of a $0.2 million increase in professional fees and an increase of $0.1 million in data processing fees. These increases were partially offset by a $0.1 million decrease in marketing expenses and a marginal decrease of $25 thousand in salaries and employee benefits. As a result, total headcount for the Company is down over 6 percent compared to the prior year.

“Our noninterest income, always one of our strengths, was up over the same period last year and compared to the linked quarter,” Mr. Klein noted. “Significant contributions came from our gain-on-sale yields, which saw a substantial increase in both mortgage and non-mortgage loans compared to the same quarter of the previous year. On the expense side, we’ve maintained a disciplined approach, with noninterest expenses witnessing a modest year-over-year increase due to targeted investments in professional and data processing services. These investments are critical in supporting our growth and enhancing our operational efficiency. Even with these necessary expenditures, we’ve managed to realize savings in marketing and personnel costs, underscoring our commitment to control costs and improve our efficiency.”

Noninterest Income/Noninterest Expense						Prior Year
($ in thousands, except ratios)	Dec. 2023	Sep. 2023	Jun. 2023	Mar. 2023	Dec. 2022	Growth
Noninterest Income (NII)	$5,531	$4,163	$4,361	$3,666	$3,713	$1,818
NII / Total Revenue	36.6%	30.4%	30.7%	26.2%	25.4%	11.2%
NII / Average Assets	1.7%	1.2%	1.3%	1.1%	1.1%	0.6%
Total Revenue Growth	3.4%	-5.3%	-0.5%	-2.0%	-6.7%	3.4%

Noninterest Expense (NIE)	$10,369	$10,481	$10,339	$10,773	$10,269	$100
Efficiency Ratio	68.4%	76.4%	72.7%	76.9%	70.2%	-1.8%
NIE / Average Assets	3.1%	3.1%	3.1%	3.2%	3.1%	0.0%
Net Noninterest Expense/Avg. Assets	-1.4%	-1.9%	-1.8%	-2.1%	-2.0%	0.6%
Total Expense Growth	1.0%	0.9%	-4.3%	-0.8%	-11.2%	1.0%

Balance Sheet

As of December 31, 2023, SB Financial reported total assets of $1.34 billion, reflecting a growth of 1.2 percent from the linked quarter and an increase of 0.5 percent from the previous year. The growth in assets is primarily attributed to the increase in the loan portfolio, which has reached $1 billion, marking a historic milestone, with a $38.1 million or 4.0 percent increase over the year. The strategic reallocation of liquidity, reflected in a decrease in cash and investments, has been instrumental in this growth, demonstrating the ability to prudently manage resources to maximize shareholder returns while maintaining a solid financial position.

Total shareholders’ equity increased to $124.3 million, up $5.9 million from the prior-year quarter. This increase is a direct reflection of our commitment to enhancing shareholder value and management’s confidence in the Company’s long-term strategy. The active capital management approach, including the repurchase of 53,000 shares in the fourth quarter, as part of the ongoing buyback program, reflects SB Financial’s dedication to delivering returns to its shareholders.

“As we cap off 2023, our commitment to disciplined growth and robust asset quality has once again proven effective,” said Mr. Klein. “The fourth quarter saw our loan balances grow by $38.1 million, securing a full year of continuous quarterly loan growth. Our dynamic approach to build strong lending relationships has borne fruit, despite commercial pipelines feeling the squeeze in a fairly competitive landscape. Our asset quality remains a cornerstone of our operations, with top decile coverage ratios, reinforcing the bank’s financial health. Over the year, we’ve generated an increase in our loan portfolio, demonstrating our capacity to drive organic growth amidst fluctuating interest rates and a challenging economic environment. This growth represents our deepening relationships with our customers and our ability to meet their evolving needs. Looking forward, we remain committed to leveraging our strong asset base while we maintain our focus on strategic initiatives that enhance shareholder value and position us for continued success in the coming years.”

Loan Balances						Annual
($ in thousands, except ratios)	Dec. 2023	Sep. 2023	Jun. 2023	Mar. 2023	Dec. 2022	Growth
Commercial	$126,718	$120,325	$123,226	$126,066	$128,393	$(1,675)
% of Total	12.7%	12.2%	12.5%	12.9%	13.3%	-1.3%
Commercial RE	424,041	421,736	417,412	419,024	412,809	11,232
% of Total	42.4%	42.6%	42.4%	42.9%	42.9%	2.7%
Agriculture	65,657	60,928	58,222	57,761	64,505	1,152
% of Total	6.6%	6.2%	5.9%	5.9%	6.7%	1.8%
Residential RE	318,123	320,306	321,365	309,684	291,368	26,755
% of Total	31.8%	32.4%	32.6%	31.7%	30.3%	9.2%
Consumer & Other	65,673	65,726	64,599	63,777	65,000	673
% of Total	6.6%	6.6%	6.6%	6.5%	6.8%	1.0%
Total Loans	$1,000,212	$989,021	$984,824	$976,312	$962,075	$38,137
Total Growth Percentage						4.0%

Deposit Balances						Annual
($ in thousands, except ratios)	Dec. 2023	Sep. 2023	Jun. 2023	Mar. 2023	Dec. 2022	Growth
Non-Int DDA	$228,713	$224,182	$218,411	$237,175	$256,799	$(28,086)
% of Total	21.4%	20.7%	20.4%	21.4%	23.6%	-10.9%
Interest DDA	166,413	174,729	170,282	188,497	191,719	(25,306)
% of Total	15.5%	16.1%	15.9%	17.0%	17.6%	-13.2%
Savings	216,965	226,077	225,065	227,974	191,272	25,693
% of Total	20.3%	20.8%	21.0%	20.5%	17.6%	13.4%
Money Market	202,605	216,565	217,681	222,203	255,995	(53,390)
% of Total	18.9%	20.0%	20.3%	20.0%	23.6%	-20.9%
Time Deposits	255,509	243,766	239,717	234,295	190,880	64,629
% of Total	23.9%	22.5%	22.4%	21.1%	17.6%	33.9%
Total Deposits	$1,070,205	$1,085,319	$1,071,156	$1,110,144	$1,086,665	$(16,460)
Total Growth Percentage						-1.5%

Asset Quality

SB Financial has demonstrated a strong commitment to maintaining high standards of asset quality. As of December 31, 2023, SB Financial reported nonperforming assets totaling $3.3 million, a significant decrease of $1.1 million or 25.3 percent from the same quarter last year, driven primarily by a decline in Residential Real Estate. This notable reduction in nonperforming assets is a clear indicator of the effectiveness of our risk management strategies and the overall health of the loan portfolio.

Furthermore, the coverage ratio for problem loans has seen a remarkable improvement, up by 185 basis points from the previous year to 560 percent. This improvement in the coverage ratio is a direct result of proactive measures in asset quality management. It includes the expansion of the allowance for credit losses, which followed a Current Expected Credit Loss (CECL) adjustment of $1.4 million. Additionally, this improvement coincides with a concurrent reduction in problem loans, underscoring our focused efforts on maintaining a robust and healthy loan portfolio.

Nonperforming Assets						Annual
($ in thousands, except ratios)	Dec. 2023	Sep. 2023	Jun. 2023	Mar. 2023	Dec. 2022	Change
Commercial & Agriculture	$748	$717	$170	$185	$114	$634
% of Total Com./Ag. loans	0.39%	0.40%	0.09%	0.10%	0.06%	556.1%
Commercial RE	168	222	192	199	210	(42)
% of Total CRE loans	0.04%	0.05%	0.05%	0.05%	0.05%	-20.0%
Residential RE	1,690	2,182	2,266	2,742	3,020	(1,330)
% of Total Res. RE loans	0.53%	0.68%	0.71%	0.89%	1.04%	-44.0%
Consumer & Other	212	208	282	270	338	(126)
% of Total Con./Oth. loans	0.32%	0.32%	0.44%	0.42%	0.52%	-37.3%
Total Nonaccruing Loans	2,818	3,329	2,910	3,396	3,682	(864)
% of Total loans	0.28%	0.34%	0.30%	0.35%	0.38%	-23.5%
Foreclosed Assets and Other Assets	511	629	625	650	777	(266)
Total Change (%)						-34.2%
Total Nonperforming Assets	$3,329	$3,958	$3,535	$4,046	$4,459	$(1,130)
% of Total assets	0.25%	0.30%	0.26%	0.30%	0.33%	-25.34%

Webcast and Conference Call

The Company will hold the fourth quarter 2023 earnings conference call and webcast on January 26, 2024, at 11:00 a.m. EDT. Interested parties may access the conference call by dialing 1-888-338-9469. The webcast can be accessed at ir.yourstatebank.com. An audio replay of the call will be available on the Company’s website.

About SB Financial Group

Headquartered in Defiance, Ohio, SB Financial is a diversified financial services holding company for the State Bank & Trust Company (State Bank) and SBFG Title, LLC dba Peak Title (Peak Title). State Bank provides a full range of financial services for consumers and small businesses, including wealth management, private client services, mortgage banking and commercial and agricultural lending, operating through a total of 23 offices: 22 in nine Ohio counties and one in Fort Wayne, Indiana, and 23 ATMs. State Bank has six loan production offices located throughout the Tri-State region of Ohio, Indiana and Michigan. Peak Title provides title insurance and title opinions throughout the Tri-State region. SB Financial’s common stock is listed on the NASDAQ Capital Market with the ticker symbol “SBFG”.

In May 2023, SB Financial was valued #163 on the American Banker Magazine’s list of top 200 publicly traded Community Bank and Thrifts based on three-year average return on equity.

Forward-Looking Statements

Certain statements within this document, which are not statements of historical fact, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, and actual results may differ materially from those predicted by the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties inherent in the national and regional banking industry, changes in economic conditions in the market areas in which SB Financial and its subsidiaries operate, changes in policies by regulatory agencies, changes in accounting standards and policies, changes in tax laws, fluctuations in interest rates, demand for loans in the market areas in SB Financial and its subsidiaries operate, increases in FDIC insurance premiums, changes in the competitive environment, losses of significant customers, geopolitical events, the loss of key personnel and other risks identified in SB Financial’s Annual Report on Form 10-K and documents subsequently filed by SB Financial with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made, and SB Financial undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made, except as required by law. All subsequent written and oral forward-looking statements attributable to SB Financial or any person acting on its behalf are qualified by these cautionary statements.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). Non-GAAP financial measures, specifically pre-tax, pre-provision income, tangible common equity, tangible assets, tangible book value per common share, tangible common equity to tangible assets, return on average tangible common equity, total interest income – FTE, net interest income – FTE and net interest margin – FTE are used by the Company’s management to measure the strength of its capital and analyze profitability, including its ability to generate earnings on tangible capital invested by its shareholders. In addition, the Company excludes the OMSR impairment from net income to report a non-GAAP adjusted net income level. Although management believes these non-GAAP measures are useful to investors by providing a greater understanding of its business, they should not be considered a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Investor Contact Information:

Mark A. Klein

Chairman, President and

Chief Executive Officer

Mark.Klein@YourStateBank.com

Anthony V. Cosentino

Executive Vice President and

Chief Financial Officer

Tony.Cosentino@YourStateBank.com

SB FINANCIAL GROUP, INC.

 CONSOLIDATED BALANCE SHEETS - (Unaudited)

	December	September	June	March	December
($ in thousands)	2023	2023	2023	2023	2022
ASSETS
Cash and due from banks	$22,965	$19,049	$20,993	$21,625	$27,817
Interest bearing time deposits	1,535	1,180	1,180	1,380	2,131
Available-for-sale securities	219,708	212,768	227,996	237,607	238,780
Loans held for sale	2,525	3,206	5,684	5,592	2,073
Loans, net of unearned income	1,000,212	989,021	984,824	976,312	962,075
Allowance for credit losses	(15,786)	(15,790)	(15,795)	(15,442)	(13,818)
Premises and equipment, net	21,378	21,934	22,230	22,621	22,829
Federal Reserve and FHLB Stock, at cost	7,279	6,261	7,634	6,054	6,326
Foreclosed assets and other assets	511	629	625	650	777
Interest receivable	4,657	4,457	4,079	3,926	4,091
Goodwill	23,239	23,239	23,239	23,239	23,239
Cash value of life insurance	29,121	29,291	29,183	29,024	28,870
Mortgage servicing rights	13,906	13,893	13,723	13,548	13,503
Other assets	11,137	17,336	15,840	15,157	16,940
Total assets	$1,342,387	$1,326,474	$1,341,435	$1,341,293	$1,335,633

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Non interest bearing demand	$228,713	$224,182	$218,411	$237,175	$256,799
Interest bearing demand	166,413	174,729	170,282	188,497	191,719
Savings	216,965	226,077	225,065	227,974	191,272
Money market	202,605	216,565	217,681	222,203	255,995
Time deposits	255,509	243,766	239,717	234,295	190,880
Total deposits	1,070,205	1,085,319	1,071,156	1,110,144	1,086,665

Short-term borrowings	13,387	16,519	21,118	15,998	14,923
Federal Home Loan Bank advances	83,600	59,500	81,300	44,500	60,000
Trust preferred securities	10,310	10,310	10,310	10,310	10,310
Subordinated debt net of issuance costs	19,642	19,630	19,618	19,606	19,594
Interest payable	2,443	2,216	1,866	1,441	769
Other liabilities	18,458	20,632	18,401	19,535	24,944
Total liabilities	1,218,045	1,214,126	1,223,769	1,221,534	1,217,205

Shareholders’ Equity
Common stock	61,319	61,319	61,319	61,319	61,319
Additional paid-in capital	15,124	15,037	15,154	14,953	15,087
Retained earnings	108,486	105,521	103,725	101,548	101,966
Accumulated other comprehensive loss	(29,831)	(39,517)	(32,894)	(29,671)	(32,120)
Treasury stock	(30,756)	(30,012)	(29,638)	(28,390)	(27,824)
Total shareholders’ equity	124,342	112,348	117,666	119,759	118,428

Total liabilities and shareholders’ equity	$1,342,387	$1,326,474	$1,341,435	$1,341,293	$1,335,633

SB FINANCIAL GROUP, INC.

CONSOLIDATED STATEMENTS OF INCOME - (Unaudited)

($ in thousands, except per share & ratios)	At and for the Three Months Ended					Twelve Months Ended
	December	September	June	March	December	December	December
	2023	2023	2023	2023	2022	2023	2022
Interest income
Loans
Taxable	$13,438	$13,128	$12,715	$12,126	$11,222	$51,407	$38,238
Tax exempt	124	122	121	116	109	483	335
Securities
Taxable	1,526	1,507	1,524	1,535	1,559	6,092	5,798
Tax exempt	38	39	46	47	47	170	198
Total interest income	15,126	14,796	14,406	13,824	12,937	58,152	44,569

Interest expense
Deposits	4,398	4,194	3,538	2,578	1,440	14,708	3,477
Repurchase agreements & other	39	16	9	10	7	74	39
Federal Home Loan Bank advances	720	666	664	553	258	2,603	515
Trust preferred securities	191	189	172	164	138	716	361
Subordinated debt	194	195	194	195	194	778	778
Total interest expense	5,542	5,260	4,577	3,500	2,037	18,879	5,170

Net interest income	9,584	9,536	9,829	10,324	10,900	39,273	39,399

Provision for credit losses	(74)	(6)	145	250	-	315	-

Net interest income after provision for loan losses	9,658	9,542	9,684	10,074	10,900	38,958	39,399

Noninterest income
Wealth management fees	838	837	940	917	907	3,532	3,728
Customer service fees	844	863	871	825	880	3,403	3,378
Gain on sale of mtg. loans & OMSR	747	1,207	1,056	599	550	3,609	4,298
Mortgage loan servicing fees, net	561	438	494	608	627	2,101	2,964
Gain on sale of non-mortgage loans	177	10	218	24	105	429	566
Title insurance revenue	378	429	455	373	454	1,635	2,229
Net gain on sales of securities	1,453	-	-	-	-	1,453	-
Gain (loss) on sale of assets	16	-	15	(11)	18	20	61
Other	517	379	312	331	172	1,539	1,007
Total noninterest income	5,531	4,163	4,361	3,666	3,713	17,721	18,231

Noninterest expense
Salaries and employee benefits	5,652	5,491	5,721	5,913	5,677	22,777	24,142
Net occupancy expense	746	764	802	784	763	3,096	2,993
Equipment expense	1,027	1,068	1,002	981	1,017	4,078	3,616
Data processing fees	680	648	685	646	627	2,659	2,510
Professional fees	926	623	612	863	738	3,024	3,214
Marketing expense	182	189	213	198	258	782	911
Telephone and communication expense	132	124	124	121	124	501	474
Postage and delivery expense	167	100	78	87	121	432	422
State, local and other taxes	285	218	218	228	277	949	1,082
Employee expense	146	141	156	188	157	631	613
Other expenses	426	1,115	728	764	510	3,033	2,337
Total noninterest expense	10,369	10,481	10,339	10,773	10,269	41,962	42,314

Income before income tax expense	4,820	3,224	3,706	2,967	4,345	14,717	15,315
Income tax expense	937	537	631	517	812	2,622	2,794
Net income	$3,883	$2,687	$3,075	$2,450	$3,533	$12,095	$12,521

Common share data:
Basic earnings per common share	$0.58	$0.40	$0.45	$0.35	$0.51	$1.77	$1.79
Diluted earnings per common share	$0.57	$0.39	$0.44	$0.35	$0.50	$1.75	$1.77

Average shares outstanding (in thousands):
Basic:	6,748	6,791	6,847	6,933	6,945	6,829	7,005
Diluted:	6,851	6,878	6,910	7,008	7,021	6,917	7,078

SB FINANCIAL GROUP, INC.

CONSOLIDATED FINANCIAL HIGHLIGHTS - (Unaudited)

($ in thousands, except per share & ratios)	At and for the Three Months Ended					Twelve Months Ended
	December	September	June	March	December	December	December
SUMMARY OF OPERATIONS	2023	2023	2023	2023	2022	2023	2022
Net interest income	$9,584	$9,536	$9,829	$10,324	$10,900	$39,273	$39,399
Tax-equivalent adjustment	43	43	44	43	41	174	142
Tax-equivalent net interest income	9,627	9,579	9,873	10,367	10,941	39,447	39,541
Provision for credit loss	(74)	(6)	145	250	-	315	-
Noninterest income	5,531	4,163	4,361	3,666	3,713	17,721	18,231
Total operating revenue	15,115	13,699	14,190	13,990	14,613	56,994	57,630
Noninterest expense	10,369	10,481	10,339	10,773	10,269	41,962	42,314
Pre-tax pre-provision income	4,746	3,218	3,851	3,217	4,344	15,032	15,316
Pretax income	4,820	3,224	3,706	2,967	4,344	14,717	15,316
Net income	3,883	2,687	3,075	2,450	3,533	12,095	12,521

PER SHARE INFORMATION:
Basic earnings per share (EPS)	0.58	0.40	0.45	0.35	0.51	1.77	1.79
Diluted earnings per share	0.57	0.39	0.44	0.35	0.50	1.75	1.77
Common dividends	0.135	0.130	0.130	0.125	0.125	0.520	0.480
Book value per common share	18.50	16.59	17.30	17.37	17.08	18.50	17.08
Tangible book value per common share (TBV)	14.98	13.09	13.81	13.93	13.65	14.98	13.65
Market price per common share	15.35	13.50	12.62	14.13	16.95	15.35	16.95
Market price to TBV	102.5%	103.1%	91.4%	101.4%	124.2%	102.5%	124.2%
Market price to trailing 12 month EPS	8.8	8.0	7.1	8.2	9.6	8.8	9.6

PERFORMANCE RATIOS:
Return on average assets (ROAA)	1.17%	0.80%	0.91%	0.73%	1.07%	0.91%	0.95%
Pre-tax pre-provision ROAA	1.43%	0.96%	1.14%	0.96%	1.32%	1.21%	1.25%
Return on average equity	13.23%	9.25%	10.32%	8.22%	12.17%	10.22%	9.86%
Return on average tangible equity	16.57%	11.62%	12.89%	10.26%	15.30%	12.78%	12.14%
Efficiency ratio	68.44%	76.34%	72.71%	76.85%	70.16%	73.47%	73.31%
Earning asset yield	4.89%	4.78%	4.61%	4.49%	4.27%	4.67%	3.63%
Cost of interest bearing liabilities	2.33%	2.18%	1.90%	1.46%	0.90%	1.97%	0.56%
Net interest margin	3.10%	3.08%	3.15%	3.35%	3.60%	3.15%	3.21%
Tax equivalent effect	0.01%	0.01%	0.01%	0.02%	0.01%	0.01%	0.01%
Net interest margin, tax equivalent	3.11%	3.09%	3.16%	3.37%	3.61%	3.16%	3.22%
Non interest income/Average assets	1.67%	1.24%	1.30%	1.10%	1.13%	1.33%	1.38%
Non interest expense/Average assets	3.12%	3.13%	3.07%	3.23%	3.13%	3.14%	3.21%
Net noninterest expense/Average assets	-1.46%	-1.89%	-1.78%	-2.13%	-2.00%	-1.82%	-1.83%

ASSET QUALITY RATIOS:
Gross charge-offs	5	12	32	69	7	118	34
Recoveries	1	7	10	8	1	26	47
Net charge-offs	4	5	22	61	6	92	(13)
Nonperforming loans/Total loans	0.28%	0.34%	0.30%	0.35%	0.38%	0.28%	0.38%
Nonperforming assets/Loans & OREO	0.33%	0.40%	0.36%	0.41%	0.46%	0.33%	0.46%
Nonperforming assets/Total assets	0.25%	0.30%	0.26%	0.30%	0.33%	0.25%	0.33%
Allowance for credit loss/Nonperforming loans	560.18%	474.32%	542.78%	454.71%	375.29%	560.18%	375.29%
Allowance for credit loss/Total loans	1.58%	1.60%	1.60%	1.58%	1.44%	1.58%	1.44%
Net loan charge-offs/Average loans (ann.)	0.00%	0.00%	0.01%	0.03%	0.00%	0.01%	(0.00)%

CAPITAL & LIQUIDITY RATIOS:
Loans/ Deposits	93.46%	91.13%	91.94%	87.94%	88.53%	93.46%	88.53%
Equity/ Assets	9.26%	8.47%	8.77%	8.93%	8.87%	9.26%	8.87%
Tangible equity/Tangible assets	7.63%	6.81%	7.13%	7.29%	7.22%	7.63%	7.22%
Common equity tier 1 ratio (Bank)	13.42%	13.56%	13.18%	13.44%	13.42%	13.42%	13.42%

END OF PERIOD BALANCES
Total assets	1,342,387	1,326,474	1,341,435	1,341,293	1,335,633	1,342,387	1,335,633
Total loans	1,000,212	989,021	984,824	976,312	962,075	1,000,212	962,075
Deposits	1,070,205	1,085,319	1,071,156	1,110,144	1,086,665	1,070,205	1,086,665
Shareholders equity	124,342	112,348	117,666	119,759	118,428	124,342	118,428
Goodwill and intangibles	23,662	23,687	23,710	23,732	23,753	23,662	23,753
Tangible equity	100,680	88,661	93,956	96,027	94,675	100,680	94,675
Mortgage servicing portfolio	1,366,667	1,367,209	1,353,904	1,344,158	1,352,016	1,366,667	1,352,016
Wealth/Brokerage assets under care	501,829	478,236	499,255	518,009	507,093	501,829	507,093
Total assets under care	3,210,883	3,171,919	3,194,594	3,203,460	3,194,742	3,210,883	3,194,742
Full-time equivalent employees	251	252	253	255	268	251	268
Period end common shares outstanding	6,720	6,773	6,803	6,894	6,935	6,720	6,935
Market capitalization (all)	103,147	91,437	85,857	97,419	117,556	103,147	117,556

AVERAGE BALANCES
Total assets	1,327,415	1,339,870	1,346,010	1,335,056	1,314,419	1,334,644	1,318,781
Total earning assets	1,236,165	1,239,145	1,248,813	1,232,018	1,211,674	1,246,531	1,226,771
Total loans	992,337	989,089	988,348	970,813	937,898	985,217	888,116
Deposits	1,084,939	1,095,414	1,100,344	1,098,935	1,094,491	1,094,547	1,105,571
Shareholders equity	117,397	116,165	119,177	119,237	116,114	118,315	126,963
Goodwill and intangibles	23,675	23,698	23,721	23,743	23,761	23,709	23,783
Tangible equity	93,722	92,467	95,456	95,494	92,353	94,606	103,180
Average basic shares outstanding	6,748	6,791	6,847	6,933	6,945	6,829	7,005
Average diluted shares outstanding	6,851	6,878	6,910	7,008	7,021	6,917	7,078

SB FINANCIAL GROUP, INC.

Rate Volume Analysis - (Unaudited)

For the Three & Twelve Months Ended Dec. 31, 2023 and 2022

($ in thousands)	Three Months Ended Dec. 31, 2023			Three Months Ended Dec. 31, 2022
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Taxable securities/cash	$237,203	$1,526	2.57%	$265,711	$1,559	2.35%
Nontaxable securities	6,625	38	2.29%	8,065	47	2.33%
Loans, net	992,337	13,562	5.47%	937,898	11,331	4.83%
Total earning assets	1,236,165	15,126	4.89%	1,211,674	12,937	4.27%
Cash and due from banks	4,077			7,052
Allowance for loan losses	(15,787)			(13,820)
Premises and equipment	22,205			23,757
Other assets	80,755			85,756
Total assets	$1,327,415			$1,314,419

Liabilities
Savings, MMDA and interest bearing demand	$601,034	$2,232	1.49%	$646,498	$965	0.60%
Time deposits	247,382	2,166	3.50%	180,678	475	1.05%
Repurchase agreements & other	13,359	39	1.17%	18,058	7	0.16%
Advances from Federal Home Loan Bank	58,330	720	4.94%	29,078	258	3.55%
Trust preferred securities	10,310	191	7.41%	10,310	138	5.35%
Subordinated debt	19,634	194	3.95%	19,588	194	3.96%
Total interest bearing liabilities	950,049	5,542	2.33%	904,210	2,037	0.90%
Non interest bearing demand	236,523	-		267,315	-
Total funding	1,186,572		1.87%	1,171,525		0.70%
Other liabilities	23,446			26,780
Total liabilities	1,210,018			1,198,305
Equity	117,397			116,114
Total liabilities and equity	$1,327,415			$1,314,419

Net interest income		$9,584			$10,900

Net interest income as a percent of average interest-earning assets - GAAP measure			3.10%			3.60%

Net interest income as a percent of average interest-earning assets - non GAAP - Computed on a fully tax equivalent (FTE) basis			3.11%			3.61%

	Twelve Months Ended Dec. 31, 2023			Twelve Months Ended Dec. 31, 2022
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Taxable securities/cash	$254,133	$6,092	2.40%	$330,549	$5,798	1.75%
Nontaxable securities	7,181	170	2.37%	8,106	198	2.44%
Loans, net	985,217	51,890	5.27%	888,116	38,573	4.34%
Total earning assets	1,246,531	58,152	4.67%	1,226,771	44,569	3.63%
Cash and due from banks	4,035			7,296
Allowance for loan losses	(15,478)			(13,808)
Premises and equipment	22,990			24,137
Other assets	76,566			74,385
Total assets	$1,334,644			$1,318,781

Liabilities
Savings, MMDA and interest bearing demand	$619,906	$7,599	1.23%	$693,271	$2,258	0.33%
Time deposits	236,665	7,109	3.00%	159,401	1,219	0.76%
Repurchase agreements & Other	15,765	74	0.47%	20,481	39	0.19%
Advances from Federal Home Loan Bank	55,044	2,603	4.73%	16,420	515	3.14%
Trust preferred securities	10,310	716	6.94%	10,310	361	3.50%
Subordinated debt	19,616	778	3.97%	19,570	778	3.98%
Total interest bearing liabilities	957,306	18,879	1.97%	919,453	5,169	0.56%
Non interest bearing demand	237,976		1.58%	252,899		0.44%
Total funding	1,195,282			1,172,352
Other liabilities	21,047			19,466
Total liabilities	1,216,329			1,191,818
Equity	118,315			126,963
Total liabilities and equity	$1,334,644			$1,318,781

Net interest income		$39,273			$39,400

Net interest income as a percent of average interest-earning assets - GAAP measure			3.15%			3.21%

Net interest income as a percent of average interest-earning assets - non GAAP - Computed on a fully tax equivalent (FTE) basis			3.16%			3.22%

Non-GAAP reconciliation	Three Months Ended		Twelve Months Ended
($ in thousands, except per share & ratios)	Dec. 31, 2023	Dec. 31, 2022	Dec. 31, 2023	Dec. 31, 2022

Total Operating Revenue	$15,115	$14,613	$56,994	$57,630
Adjustment to (deduct)/add OMSR recapture/impairment *	12	(86)	51	(1,279)
Adjusted Total Operating Revenue	15,127	14,527	57,045	56,351

Income before Income Taxes	4,820	4,345	14,717	15,316
Adjustment for OMSR *	12	(86)	51	(1,279)
Adjusted Income before Income Taxes	4,832	4,259	14,768	14,037

Provision for Income Taxes	937	812	2,622	2,795
Adjustment for OMSR **	3	(18)	11	(269)
Adjusted Provision for Income Taxes	940	794	2,633	2,527

Net Income	3,883	3,533	12,095	12,521
Adjustment for OMSR *	9	(68)	40	(1,010)
Adjusted Net Income	3,892	3,465	12,135	11,511

Diluted Earnings per Share	0.57	0.50	1.75	1.77
Adjustment for OMSR *	0.00	(0.01)	0.01	(0.14)
Adjusted Diluted Earnings per Share	$0.57	$0.49	$1.75	$1.63

Return on Average Assets	1.17%	1.08%	0.91%	0.95%
Adjustment for OMSR *	0.00%	-0.02%	0.00%	-0.08%
Adjusted Return on Average Assets	1.17%	1.05%	0.91%	0.87%

*	valuation adjustment to the Company’s mortgage servicing rights

**	tax effect is calculated using a 21% statutory federal corporate income tax rate